Exhibit 99.1

PRESS RELEASE

Dated:  April 28, 2006

FOR IMMEDIATE DISTRIBUTION

CONTACT: Ronald E. Baron

     Senior Vice President and Chief Financial Officer

     Voice: 434-292-8100  E-mail: ron.baron@greatbanksva.com

Citizens Bancorp of Virginia, Inc. Announces

First Quarter 2006 Earnings

(Blackstone, Virginia)   Citizens Bancorp of Virginia, Inc., the parent company of Citizens Bank and Trust Company, announced earnings of $781 thousand ($0.32 per share) for the first quarter of 2006 versus earnings of $709 thousand ($0.29 per share) for the same period in 2005. Exclusive of Gains on Sale of Investments, Gains on Sale of Loans and Losses on the Sale of Other Real Estate Owned, year-to-date net income at March 31, 2006 was $770 thousand versus $701 thousand for March 31, 2005; or an increase of 9.8%. Total Assets of the Company as of March 31, 2006 totaled $278.2 million or $6.3 million greater than the $271.9 million at March 31, 2005. “We are pleased with the loan growth the Bank experienced in the first quarter of 2006,” stated Mr. Joseph D. Borgerding, President and Chief Executive Officer. Net loans grew nearly $10 million in the year-to-year comparison from $195.0 million at March 31, 2005 to $204.9 million at March 31, 2006. Net loan growth for the first quarter of 2006 was $6.5 million from December 31, 2005, when net loans totaled $198.4 million. “A key priority has been and continues to be to increase non-interest bearing deposit balances and much progress was made in this regard as, during the last twelve months, our balances rose $3.6 million to $37.0 million at March 31, 2006,” continued Mr. Borgerding.

“Despite the challenges that this interest rate environment presents, the strategic plan and the hard work of our staff is allowing us the opportunity to present very impressive results,” said Mr. Borgerding. The improvement in asset quality resulted in having the greatest impact on earnings for the quarter when compared to the year earlier period. No loan loss provision was required for the first quarter of 2006, a $145 thousand favorable variance when compared to the first quarter of 2005.

Net Interest Income for the period was $2.6 million, which is $54 thousand greater than the first quarter of 2005, or a 2.1% increase. The impact of higher short term rates increased earning assets yields by 59 basis points when comparing 2006 to 2005; however, interest costs for deposits and borrowed funds also increased by 57 basis points for the same period. The diligent management of the interest margin during the rest of the year, giving consideration to the pricing habits of competitors, and the current shape of the yield curve will continue to place pressure on the Company’s results.

Non Interest Income for the first three months of 2006 was $478 thousand, as compared to $475 thousand for the year-ago period, or an increase of 0.7%. The first quarter 2006 income included $15 thousand in gains from the sale of loans and other assets versus $10 thousand in gains for the same period in 2005. Fees related to electronic services such as ATM and Internet Banking increased over the prior year, while fees on deposit accounts declined 3.7% over the same period in 2005. The banking industry continues to offer customers bundled deposit account services that ultimately results in lower fee income.

Non Interest Expense for the first quarter of 2006 totaled $2.0 million or $67 thousand higher than the same period in 2005, an increase of 3.4%. Compensation and benefits costs totaled $1.2 million for the period as compared to $1.1 million for the same period in 2005. Costs associated with the new banking office opened during 2005 and certain facilities repairs boosted Occupancy Expense for the first quarter of 2006 to $120 thousand or $15 thousand higher than the same quarter in 2005. Other expenses that showed declines in the first quarter of 2006 as compared to 2005 included costs associated with complying with the Sarbanes-Oxley Act, and legal fees.

Citizens Bank and Trust Company was founded in 1873 and is the second oldest independent bank in Virginia. The bank has nine offices in the Counties of Amelia, Chesterfield, Nottoway and Prince Edward, along with one branch in the city of Colonial Heights. Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia with $278.2 million in assets as of March 31, 2006.

Citizens Bancorp of Virginia, Inc. cautions readers that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For more details on factors that could affect expectations, see the risk factors and other cautionary language in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY

Consolidated Balance Sheet
March 31, 2006 and December 31, 2005
	Unaudited	Audited
Assets	March 31, 2006	Dec. 31, 2005

Cash and due from banks	$ 7,149,664	$ 8,645,252
Interest-bearing deposits in banks	182,959	72,013
Federal funds sold	2,813,000	513,000
Securities available for sale, at fair market value	45,129,508	47,253,839
Restricted securities	659,100	683,600
Loans, net of allowance for loan losses of $1,977,916 in 2006
and $1,828,265 in 2005	204,902,872	198,411,785
Premises and equipment, net	7,083,447	7,174,461
Accrued interest receivable	1,671,327	1,705,916
Other assets	8,616,951	8,616,537

Total assets	$ 278,208,828	$ 273,076,403

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$ 37,000,476	$ 35,308,433
Interest-bearing	200,760,585	197,968,229
Total deposits	$ 237,761,061	$ 233,276,662
Short term borrowings	4,522,542	4,536,076
Accrued interest payable	1,019,187	874,490
Accrued expenses and other liabilities	1,147,837	930,068
Total liabilities	$ 244,450,627	$ 239,617,296

Stockholders' Equity
Preferred stock, $0.50 par value; authorized 1,000,000 shares;
none outstanding	$ - -	$ - -
Common stock, $0.50 par value; authorized 10,000,000 shares;
issued and outstanding, 2,440,750 in 2006 and in 2005	1,220,375	1,220,375
Additional paid-in capital	49,420	49,420
Retained earnings	33,361,320	32,971,223
Accumulated other comprehensive (loss), net	(872,914)	(781,911)
Total stockholders' equity	$ 33,758,201	$ 33,459,107

Total liabilities and stockholders' equity	$ 278,208,828	$ 273,076,403

CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY

Consolidated Statements of Income
For the Three Months Ended March 31, 2006 and 2005
	Unaudited	Unaudited
	2006	2005
Interest and Dividend Income
Loans, including fees	$ 3,352,083	$ 3,018,863
Investment securities:
U.S. Treasury, Fed. Agencies & Other Bonds	316,186	276,683
Municipal Bonds	151,649	163,612
Dividends	14,258	5,928
Federal funds sold	5,445	51,872
Other	2,201	7,545
Total interest and dividend income	$ 3,841,822	$ 3,524,503

Interest Expense
Deposits	$ 1,175,095	$ 956,798
Short term borrowings	51,731	6,915
Total interest expense	$ 1,226,826	$ 963,713

Net interest income	$ 2,614,996	$ 2,560,790
Provision for loan losses	-	145,000
Net interest income after provision for loan losses	$ 2,614,996	$ 2,415,790

Noninterest Income
Service charges on deposit accounts	$ 294,598	$ 305,932
Net gain on sales and calls of securities	-	-
Net gain on sales of loans	14,583	12,691
Net gain (loss) on the sale of other real estate owned	-	(2,504)
Income from bank-owned life insurance	61,000	60,334
ATM fees	61,006	47,198
Other	47,046	51,472
Total noninterest income	$ 478,233	$ 475,123

Noninterest Expenses
Salaries and employee benefits	$ 1,168,880	$ 1,101,930
Occupancy	120,018	104,749
Equipment	182,391	203,130
Other	538,328	533,281
Total noninterest expenses	$ 2,009,617	$ 1,943,091

Income before income taxes	$ 1,083,612	$ 947,822

Provision for income taxes	302,991	238,720

Net income	$ 780,621	$ 709,102